================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               MORGAN FOODS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                              MORGAN'S FOODS, INC.
                                   Suite 126
                            24200 Chagrin Boulevard
                             Beachwood, Ohio 44122

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 27, 1997

                               ------------------

TO THE SHAREHOLDERS:

     You are hereby notified that the Annual Meeting of Shareholders of Morgan's Foods, Inc., an Ohio corporation (the "Company"), will be held at the Cleveland Marriott East, 3663 Park East Dr., Beachwood, Ohio, on Friday, June 27, 1997, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

          1. To elect the Board of Directors of the Company.

          2. To amend the articles of incorporation to effect a one-for-six reverse stock split.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 14, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                     KENNETH L. HIGNETT
                                                         Secretary

June 6, 1997

--------------------------------------------------------------------------------

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT THEIR SHARES ARE REPRESENTED AT THE MEETING OR ANY ADJOURNMENT THEREOF.

                              MORGAN'S FOODS, INC.
                         24200 Chagrin Blvd., Suite 126
                             Beachwood, Ohio 44122

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Morgan's Foods, Inc., an Ohio corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Cleveland Marriott East, 3663 Park East Dr., Beachwood, Ohio, on Friday, June 27, 1997 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof.

     This proxy statement and accompanying notice and form of proxy are being mailed to shareholders on or about June 6, 1997. A copy of the Company's Annual Report to Shareholders, including financial statements, for the fiscal year ended March 2, 1997 (the "1997 fiscal year") is enclosed with this proxy statement.

     The presence of any shareholder at the Meeting will not operate to revoke his proxy. Any proxy may be revoked, at any time before it is exercised, in open meeting, or by giving notice to the Company in writing, or by filing a duly executed proxy bearing a later date.

     If the enclosed proxy is executed and returned to the Company, the persons named therein will vote the shares represented by it at the Meeting. The proxy permits specification of a vote for the election of directors, or the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. The proxy also permits specification of a vote for or against the proposal to amend the articles of incorporation to effect a one-for-six reverse stock split.

     Where a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted at the Meeting FOR the election as directors of the nominees set forth herein under "Election of Directors" and FOR the reverse stock split proposal.

     Under Ohio law and the Company's Articles of Incorporation, broker non-votes and abstaining votes will not be counted in favor of or against election of any nominee but will be counted against the reverse stock split proposal.

     The close of business on May 14, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of May 7, 1997, the Company's outstanding voting securities consisted of 17,650,430 Common Shares, without par value, each of which is entitled to one vote on all matters to be presented to the shareholders at the Meeting.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Meeting, shares represented by proxies will be voted, unless otherwise specified in such proxies, for the election of the seven nominees for directors named in this proxy statement and the enclosed proxy. These nominees will, if elected, serve as directors of the Company until the next annual meeting of the shareholders and until their successors are elected and shall qualify. All of the nominees are currently members of the Board of Directors and have consented to be nominated and to serve if elected. If, for any reason, any one or more nominees becomes unavailable for election, it is expected that proxies will be voted for the election of such substitute nominees as may be designated by the Board of Directors.

     If notice in writing is given by any shareholder to the President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the President or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election and to give one candidate an amount of votes equal to the number of directors to be elected multiplied by the number of his shares, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

     If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented by proxies given to them in such fashion as to elect as many of the nominees as possible.

     The table below sets forth, as of May 7, 1997, certain information about each of the nominees for directors.

                                                                                      DIRECTOR
                                                                                       OF THE
                                                 PRINCIPAL OCCUPATION                 COMPANY
          NAME              AGE                FOR THE PAST FIVE YEARS                 SINCE
------------------------    ----    ----------------------------------------------    --------
Richard A. Arons             59     Attorney                                            1985

Lawrence S. Dolin            53     President of Joy Entertainment, Inc. (consul-       1981
                                    tant in entertainment industry) (July 1993 to
                                    present); President of The Front Row Theatre,
                                    Inc. (entertainment facility) (July 1974 to
                                    December 1994)

Kenneth L. Hignett           50     Senior Vice President, Chief Financial Officer      1993
                                    and Secretary of the Company (March 1992 to
                                    present); Vice President, Secretary and
                                    Treasurer of the Company (January 1991 to
                                    March 1992); Vice President and Treasurer of
                                    the Company (June 1989 to January 1991); and
                                    Vice President, Controller of TRW Real Estate
                                    Loan Services (1984 to June 1989)

Steven S. Kaufman            47     President, Co-CEO and a founding shareholder,       1989
                                    Kaufman & Cumberland Co. L.P.A. (law firm)

Bernard Lerner               70     President of Automated Packaging Systems, Inc.      1989
                                    (manufacturer of packaging materials and
                                    machinery)

James J. Liguori             48     President and Chief Operating Officer of the        1984
                                    Company (July 1988 to present); Executive Vice
                                    President of the Company (August 1987 to July
                                    1988); Vice President of the Company (June
                                    1979 to August 1987)

Leonard R. Stein-Sapir       58     Chairman of the Board and Chief Executive           1981
                                    Officer of the Company (April 1989 to pres-
                                    ent); Consultant to TRW, Inc. (information
                                    services division) (January 1988 to December
                                    1988); Chairman of the Board of Record Data
                                    TRW, Inc. (information services company)
                                    January 1985 to December 1987)

     The Company has an Executive Committee, an Audit Committee, and a Stock Option Plan Committee, the members of each of which are appointed by the Board of Directors. The Company does not have a nominating committee.

     The Executive Committee consists of James J. Liguori, Lawrence S. Dolin, Richard A. Arons and Leonard R. Stein-Sapir. This committee has the authority, between meetings of the Board of Directors, to exercise substantially all of the powers of the Board in the management of the business of the Company.

     The Audit Committee consists of Lawrence S. Dolin, Steven S. Kaufman and Bernard Lerner. This committee considers and recommends to the Board of Directors the appointment of independent accountants for the Company. It reviews with such accountants the arrangements for and the scope of the audit to be conducted by them. It also reviews the results of audits and various other financial and accounting matters affecting the Company.

     The members of the Stock Option Plan Committee are Bernard Lerner, Steven
S. Kaufman, and Lawrence S. Dolin. This committee administers the Company's stock option plans.

     The Board of Directors met five times, the Audit Committee once and the Executive and Stock Option Plan Committees did not meet, during the 1997 fiscal year. Each director currently serving on the Board attended 75% or more of the meetings held during such year by the Board and the committee(s) on which he served.

                                 PROPOSAL NO. 2

                AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT
                        ONE-FOR-SIX REVERSE STOCK SPLIT

GENERAL

     The Board is seeking the approval of the shareholders to amend the Articles of Incorporation of the Company, effective on such date as the Certificate of Amendment is filed with the Secretary of State of Ohio (the "Effective Date"), to implement a one-for-six reverse stock split (the "Reverse Split"). If the Reverse Split is approved by the requisite vote of the Company's shareholders, each certificate representing common shares outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the holder of such certificate, to represent one-sixth the number of common shares after the Reverse Split (the "New Shares"). The proposed amendment to the Company's Articles of Incorporation is set forth in Exhibit I to this proxy statement.

PURPOSES OF REVERSE STOCK SPLIT

     The Board of Directors believes that the current low per-share price of the common shares may reduce the effective marketability of the shares because of the reluctance of many institutional investors to trade in low-priced stocks and because brokerage firms are reluctant to recommend low-priced stocks to their clients. Also, section 970 of the American Stock Exchange Company Guide, states "The Exchange may recommend to the management of a company, whose common stock sells at a low price per share for a substantial period of time, that it submit to its shareholders a proposal providing for a combination ("reverse split") of such shares." Management has reviewed the reverse stock split proposal with representatives of the American Stock Exchange to ensure that the proposal is in keeping with the guidelines of the Exchange.

     Certain institutional investors also have internal practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokers' commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a higher-priced stock.

     The Board of Directors is hopeful that the decrease in the number of common shares outstanding as a consequence of the proposed Reverse Split will result in an increase in the quoted market price to a level that is a more readily accepted trading price in the capital markets. There can be no assurance, however, that any such increase would be in proportion to the one-for-six reverse stock split ratio, or that the per-share price level of the common shares immediately after the proposed Reverse Split will be maintained for any period of time.

     The Board of Directors currently intends to implement the Reverse Split Proposal promptly following shareholder approval. Shareholders who vote against the Reverse Split Proposal are not entitled to dissenters' rights.

EFFECT OF REVERSE SPLIT

     The Reverse Split will decrease the number of the Company's common shares issued and outstanding on the Record Date from 17,650,430 shares to 2,941,738 shares. The number of common shares authorized by the Company's Articles of Incorporation will not change as a result of the Reverse Split. The Reverse Split will not affect any shareholder's proportionate equity interest in the Company (other than as a result of the treatment of fractional interests, discussed below) or the rights, preferences, privileges or priorities of the Company's common shares or their par value. The Reverse Split will not affect the shareholders' equity of the Company as reflected in the financial statements of the Company except to change the number of the issued and outstanding common shares. In connection with the Reverse Split, appropriate adjustments will be made in the exercise price of, and number of shares issuable under, the Company's outstanding stock options.

     The following table illustrates the principal effects of the Reverse Split
Proposal:

                                                                  NUMBER OF COMMON SHARES
                                                                     (AT MAY 7, 1997)
                                                      -----------------------------------------------
                                                      PRIOR TO REVERSE SPLIT      AFTER REVERSE SPLIT
                                                      ----------------------      -------------------
Authorized Shares..................................          25,000,000                25,000,000
Shares Issued and Outstanding......................          17,650,430                 2,941,738
Treasury Shares....................................             166,000                    27,667
Shares Reserved for Issuance Under Stock Option
  Plans............................................           1,161,000                   193,500
Shares Available for Issuance......................           6,022,570                21,837,095
Total Shareholders' Equity at March 2, 1997........        $  3,300,000               $ 3,300,000
Fully Diluted Book Value per Common Share..........        $       0.17               $      1.04

EXCHANGE OF CERTIFICATES

     If the Reverse Split is approved, the Company will notify shareholders of the Effective Date. Shareholders of record on such date (the "Record Holders") will receive a letter of transmittal for use in exchanging certificates representing Old Shares for certificates representing New Shares. The Reverse Split will be effective as to all holders of Old Shares, whether or not they are Record Holders and irrespective of whether they vote in favor of, against or abstain from voting on the proposal. Each shareholder will be required to mail all stock certificates representing Old Shares held by such shareholder to the exchange agent named in the letter of transmittal (the "Exchange Agent") in order to receive stock certificates representing New Shares. Until such time as the Old Shares are surrendered, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-sixth the number of Old Shares.

     No script or fractional share certificates representing New Shares will be issued in connection with the Reverse Split, but in lieu thereof a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable, rounded, if necessary, to the next higher whole share, shall be issued to the Exchange Agent, or its nominee, as agent for the accounts of all holders of common shares of the Company otherwise entitled to have a fraction of a share issued to them in connection with the Reverse Split. Sales of fractional interests will be effected by the Exchange Agent as soon as practicable on the basis of prevailing market prices of the Company's common shares on the American Stock Exchange. After the Effective Date, the Exchange Agent or the Company will pay to such shareholders their pro rata share of the net proceeds derived from the sale of their fractional interest upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by shareholders in connection with the sale of fractional interest; these costs will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the proposed Reverse Split to the Company and its shareholders. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular shareholder in light of his, her or its personal investment circumstances or to certain types of shareholders subject to special treatment under federal income tax laws (for example, life insurance companies, tax exempt organizations, broker-dealers and foreign taxpayers) and does not discuss any aspect of state, local or foreign tax laws. The discussion with respect to exchanging shareholders is limited to those who have held prior to the Reverse Split, and will hold immediately following the Reverse Split, common shares as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Each shareholder should consult with his, her or its own tax advisor as to the specific tax consequences of the Reverse Split to such shareholder, including the application and effect of state, local and foreign income and other tax laws.

     The Reverse Split should qualify as a tax-free recapitalization under
Section 368(a)(1)(E) of the Code to the extent that common shares held prior to the Reverse Split are exchanged for new shares following the Reverse Split, resulting in the following federal income tax consequences.

     1. Neither the Company nor its shareholders will recognize any gain or loss by reason of the exchange.

     2. The new shares issued as a result of the Reverse Split in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares (less that portion, if any, allocable to fractional shares) held by that shareholder immediately prior to the Reverse Split.

     3. The holding period of the new shares issued as a result of the proposed Reverse Split in the hands of a shareholder will include the period during which the shareholder held the shares prior to the Reverse Split.

     4. The payment in cash in lieu of fractional shares will be treated for federal income tax purposes as if the fractional shares were distributed as part of the recapitalization and then redeemed by the Company.

VOTE REQUIRED

     Approval of the Reverse Split Proposal requires affirmative vote of the holders of at least two-thirds of the outstanding common shares.

     The officers and directors of the Company, who beneficially own in the aggregate 7,735,392 common shares (41.1% of the outstanding shares), intend to vote in favor of the Reverse Split Proposal.

BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED, AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR, THE REVERSE SPLIT PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Shares as of May 7, 1997.

          NAME AND ADDRESS                                    PERCENT OF
         OF BENEFICIAL OWNER             NUMBER OF SHARES       CLASS
-------------------------------------    ----------------     ----------
Leonard R. Stein-Sapir (1)
24200 Chagrin Blvd., Suite 126
Beachwood, Ohio 44122                        3,144,150           17.3%

Richard A. Arons
24200 Chagrin Blvd.,
Suite 126
Beachwood, Ohio 44122                        2,525,000           14.3%

Cramer Rosenthal McGlynn, Inc. (2)
707 Westchester Avenue
White Plains, NY 10604                       1,131,000           6.41%

---------------

(1) Includes 500,000 shares subject to exercisable options and 350 shares owned by Mr. Stein-Sapir's children and 10,000 shares owned by his wife. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife and children.

(2) According to a report on Schedule 13G dated February 15, 1997, filed with the Securities and Exchange Commission, Cramer Rosenthal McGlynn, Inc., an investment advisory firm ("CRM"), beneficially owned 1,131,000 or 6.41% of the outstanding Common Shares as of such date. CRM disclosed in such
    Schedule 13G that it shares the power to dispose of and vote such shares.

     SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth information as of May 7, 1997, with respect to Common Shares beneficially owned by all directors and nominees for election as directors of the Company and by all officers and directors of the Company as a group. Each person owns beneficially and of record the shares indicated and has sole voting and investment power with respect thereto, except as otherwise set forth in the footnotes to the table.

                                                              PERCENT OF
                NAME                     NUMBER OF SHARES       CLASS
-------------------------------------    ----------------     ----------
Richard A. Arons.....................        2,525,000           14.3%
Lawrence S. Dolin (1)................          789,005            4.5
James J. Liguori (2).................          643,729            3.6
Steven S. Kaufman (3)................           28,470              *
Leonard R. Stein-Sapir (4)...........        3,144,150           17.3
Bernard Lerner.......................          421,000            2.4
Kenneth L. Hignett (5)...............           92,000              *
All officers and directors as a group
  (10 persons) (6)...................        7,735,392           41.1%

---------------

*   Less than one percent of the outstanding common shares of the Company.

(1) Includes 398,000 shares owned by partnerships of which Mr. Dolin is a general partner, 3,750 shares owned by Mr. Dolin's wife and 12,255 shares owned by Mr. Dolin's children. Mr. Dolin disclaims any beneficial interest in the shares owned by his wife and children.

(2) Includes 500,000 shares subject to exercisable options and 1,000 shares owned by Mr. Liguori's children and 500 shares owned by his wife. Mr. Liguori disclaims any beneficial interest in the shares owned by his wife and children.

(3) Includes 6,045 shares owned by Mr. Kaufman's wife, as to which he disclaims any beneficial interest.

(4) Includes 500,000 shares subject to exercisable options and 350 shares owned by Mr. Stein-Sapir's children and 10,000 shares owned by his wife. Mr. Stein-Sapir disclaims any beneficial interest in the shares owned by his wife and children.

(5) Includes 75,000 shares subject to exercisable options.

(6) Includes 1,158,000 shares subject to exercisable options.

                             EXECUTIVE COMPENSATION

                REPORT OF THE BOARD OF DIRECTORS ON COMPENSATION

     Introduction. The disclosure rules of the Securities and Exchange Commission require the Company to provide certain information concerning the compensation of the Chief Executive Officer and the other executive officers of the Company. The Company does not have a Compensation Committee of the Board of Directors. Decisions on the compensation of the Company's Chief Executive Officer are made by the Board and salaries of other executive officers are set in relation to the Chief Executive Officer.

     Structure. Compensation of the Company's executive officers consists primarily of salary and stock option grants. The Company also provides a matching contribution to deferred compensation under a 401(k) Plan described in a separate section of this proxy statement. Stock options have been used by the Company to reward executives for actions which increase shareholder value. The granting of stock options also aids in the retention of high quality executives by providing long term incentives. The Company has no bonus plan for executives nor does it provide retirement benefits. The Company believes that the Company's compensation policy is fair to the Company's employees and shareholders and that its total compensation package is competitive within the restaurant industry.

     Base Salary. In the past, the Company has relied primarily on its own informal surveys of compensation levels to gauge the reasonableness of the compensation of Leonard Stein-Sapir, the Company's Chief Executive Officer. Compensation of other executives is set in relation to the Chief Executive based on each other executive's level of responsibility and experience and the particular challenges facing the executive during the coming year. During fiscal 1993, the Company engaged a compensation consultant to compile comparative data on chief executive officer compensation at similar size companies and recommend a range of base salary for the Chief Executive Officer for fiscal 1994. The Board of Directors has not considered it necessary to utilize a compensation consultant since fiscal 1993. Due to the Company's significant dependence on the efforts of the Chief Executive Officer, his services were subject to a three year employment agreement covering the fiscal years 1994 -- 1996 and providing for a base salary of $250,000 for the 1996 fiscal year which Mr. Stein-Sapir voluntarily reduced to $225,000 for such year. Under the terms of the agreement, the Chief Executive Officer's compensation could be reviewed annually and Mr. Stein-Sapir was eligible to participate in any bonus plan offered to other executive officers of the Company. Mr. Stein-Sapir continued to be compensated at the annual rate of $225,000 for the 1997 fiscal year although the employment contract is no longer in effect.

     All executive officer salaries are reviewed on an annual basis. In deciding on changes in the annual base salary of the Chief Executive Officer the Board considers several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Board also evaluates the Chief Executive Officer's performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for the Company. Salary changes for other executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the Company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. The previous voluntary salary reduction of the President was restored during the fiscal 1997 year. Based on a recommendation of the Chief Executive Officer, fiscal 1997 salary evaluations for all other officers were deferred indefinitely.

     Stock Options. Stock options have been administered by the Stock Option Committee of the Board of Directors. The Incentive Stock Option Plan expired during fiscal 1995 and the Board of Directors has determined not to implement a new plan at this time. Options granted under the Incentive Plan remain outstanding until their individual expiration dates.

                             THE BOARD OF DIRECTORS

Richard A. Arons         Leonard R. Stein-Sapir
Lawrence S. Dolin        Bernard Lerner
James J. Liguori         Kenneth L. Hignett
Steven S. Kaufman

                           SUMMARY COMPENSATION TABLE

     The following table sets forth for each of the Company's last three fiscal years the compensation earned by or awarded or paid to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers earning more than $100,000 during one or more of such years.

                                                                       ALL OTHER
                NAME AND                    FISCAL                   COMPENSATION
           PRINCIPAL POSITION                YEAR       SALARY            (1)
----------------------------------------    ------     --------     ---------------
Leonard R. Stein-Sapir,                      1997      $226,742         $ 6,647
  Chairman of the Board                      1996       228,610           4,237
  and Chief Executive Officer                1995       239,432           3,845

James J. Liguori,                            1997      $173,952         $ 1,912
  President and                              1996       165,950           2,025
  Chief Operating Officer                    1995       169,038           2,432

Kenneth L. Hignett,                          1997      $107,389         $ 2,802
  Senior Vice President,                     1996       105,105           2,560
  Chief Financial Officer and Secretary      1995       102,502           2,312

---------------

(1) Represents the value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executives and the matching contribution made by the Company to the 401(k) Plan.

                      OPTION EXERCISES IN FISCAL 1997 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information about the number of options exercised during the 1997 fiscal year and the number and value of unexercised incentive and nonqualified stock options held as of March 2, 1997 by each executive named in the Summary Compensation Table.

                                                                                VALUE OF
                                                              NUMBER OF        UNEXERCISED
                                                             UNEXERCISED      IN-THE-MONEY
                                                            OPTIONS AS OF     OPTIONS AS OF
                               SHARES                       MARCH 2, 1997     MARCH 2, 1997
                            ACQUIRED ON        VALUE        EXERCISABLE/      EXERCISABLE/
          NAME              EXERCISE (#)    REALIZED($)     UNEXERCISABLE     UNEXERCISABLE
------------------------    ------------    ------------    -------------     -------------
Leonard R. Stein-Sapir           0               0          500,000/0             $ 0/0
James J. Liguori                 0               0          500,000/0             $ 0/0
Kenneth L. Hignett               0               0          75,000/0              $ 0/0

  RETIREMENT AND SAVINGS PLAN -- 401(K)

     Since October 1, 1993 the Company has maintained a Retirement and Savings Plan under IRS Code Section 401(k) ("the 401(k) Plan"). The 401(k) Plan allows eligible employees to defer a portion of their compensation before Federal Income Tax to a qualified trust. All employees who are at least 21 years of age, have one year of service with the Company and have worked at least 1,000 hours in the past year are eligible to participate in the 401(k) Plan. The participants may choose from five investment options including common shares of the Company for the investment of their deferred compensation. In addition, the Company matches 15% of each participant's salary deferral, for the first 6% of their salary, with common stock of the Company.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors performs the functions of a compensation committee. The Company's Board includes three members who are executive officers of the Company: James J. Liguori, Kenneth L. Hignett and Leonard R. Stein-Sapir. During the fiscal year ended March 2,

1997, Mr. Liguori was President and Chief Operating Officer of the Company, positions he has held since July 1988. From August 1987 to July 1988, he was Executive Vice President of the Company, and from June 1978 to August 1987 he was Vice President of the Company. During the fiscal year ended March 2, 1997, Mr. Hignett was Senior Vice President, Chief Financial Officer and Secretary of the Company, positions which he has held since March 1992. From January 1991 to March 1992, he was Vice President, Secretary and Treasurer of the Company, and from June 1989 to January 1991 he was Vice President and Treasurer of the Company. During the fiscal year ended March 2, 1997, Mr. Stein-Sapir was Chairman of the Board and Chief Executive Officer of the Company, positions he has held since April 1989.

  DIRECTOR COMPENSATION

     Annual Fee. Messrs. Arons, Dolin, Kaufman and Lerner each received $12,000 for serving on the Board of Directors during the fiscal year ended March 2, 1997. Directors who are also Officers of the Company do not receive additional compensation as Directors. No additional compensation is paid to Directors for serving on Committees of the Board.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Shares, assuming a $100 investment as of March 3, 1992 and based on the market prices at the end of each fiscal year, with the cumulative total return of the Standard & Poor's Midcap 400 Stock Index and a peer group index composed of seven restaurant companies that have a market capitalization comparable to that of the Company.

      MEASUREMENT PERIOD           MORGAN'S       S&P MIDCAP      RESTAURANT
    (FISCAL YEAR COVERED)            FOODS            400            INDEX
1992                                       100             100             100
1993                                       213             109             103
1994                                       250             125             114
1995                                       138             126             128
1996                                        63             163             114
1997                                        50             192              92

     The companies in the restaurant peer group index are Consolidated Products, Inc., Ground Round Restaurants, Summit Family Restaurants, Inc. (formerly JB's Restaurants, Inc.), Daka International Inc., Uno Restaurant Corp., Vi De France Corp., and Wall Street Deli, Inc. The index is weighted based on market capitalization. The companies included in the peer group were approved by the Board of Directors.

                       SELECTION OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP serves as the Company's independent auditors. The Board of Directors of the Company has not selected independent auditors for the Company and its subsidiaries for the fiscal year ending March 1, 1998. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders is advised that the proposal must be received by the Company at its principal executive offices not later than January 31, 1998. The Company is not required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and owners of more than ten percent of the Company's Class A Common Shares ("10% stockholders"), to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Shares of the Company. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 2, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                            EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters to be presented for action at the Meeting other than those shown in this document. Should any other matters be properly presented for action at the Meeting, the enclosed proxy confers upon the proxy holders named therein the authority to vote on such matters in accordance with their judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            KENNETH L. HIGNETT
                                              Secretary
Beachwood, Ohio
June 6, 1997

                                   EXHIBIT I

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                              MORGAN'S FOODS, INC.

                         PURSUANT TO SECTION 71 OF THE
                  GENERAL CORPORATION LAW OF THE STATE OF OHIO

     MORGAN'S FOODS, INC., a corporation organized and existing under the laws of the State of Ohio (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors on April 21, 1997, resolutions were duly adopted setting forth a proposed amendment to the Amended Articles of Incorporation of the Company, declaring such amendment to be advisable and directing that such amendment be considered at the next annual meeting of the shareholders of the Company. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Board of Directors of this Company hereby declares it advisable that Article FOURTH of the Amended Articles of Incorporation of the Company be amended by adding as the second paragraph of Article FOURTH the following:

     "Upon the effectiveness of this Certificate of Amendment, each Common Share, without par value, of the Company, that is issued and outstanding shall be changed, ipso facto and without any other action on the part of the holders of such Common Shares, into one-sixth (1/6) of a Common Share, without par value, of the Company."

     SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Company, the annual meeting of the shareholders of the Company was duly called and held upon notice in accordance with Section 41 of the General Corporation Law of the State of Ohio, at which meeting the necessary number of shares as required by statute and the Articles of Incorporation were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Ohio.

     IN WITNESS WHEREOF, Morgan's Foods, Inc. has caused this certificate to be signed by Leonard R. Stein-Sapir, Chairman and Chief Executive Officer, and
attested by Kenneth L. Hignett, Secretary,             , 1997.

ATTEST:                                          MORGAN'S FOODS, INC.

                                                 By:
--------------------------------------------        -----------------------------------------
Kenneth L. Hignett                                  Leonard R. Stein-Sapir
Secretary                                           Chairman and Chief Executive Officer

            P R O X Y                                                  P R O X Y
                                    MORGAN'S FOODS, INC.

                The undersigned hereby appoints Lawrence S. Dolin, Leonard R.
            Stein-Sapir and James J. Liguori, and each of them, attorneys and proxies of the undersigned with full power of substitution to attend the Annual Meeting of Shareholders of Morgan's Foods, Inc. (the "Company") at Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio, on Friday, June 27, 1997 at 10:00 a.m., Eastern Daylight Time, or any adjournment thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote and with all the power the undersigned would possess, if personally present, as follows:

                    1. [ ] FOR, or [ ] WITHHOLD AUTHORITY to vote for the
                following nominees for election as directors: Leonard R. Stein-Sapir, Richard A. Arons, Lawrence S. Dolin, James J. Liguori, Steven S. Kaufman, Bernard Lerner and Kenneth L. Hignett.

                (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

                ----------------------------------------------------------------

                    2. [ ] FOR, or [ ] AGAINST the proposal to amend the
                Articles of Incorporation to effect a one-for-six reverse stock split.

                    3. On such other business as may properly come before the
                meeting or any adjournment thereof.

                                (continued, and to be signed, on the other side)

            (Continued from other side)

                THE PROXIES WILL VOTE AS SPECIFIED ABOVE OR IF A CHOICE IS NOT
            SPECIFIED THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AND FOR PROPOSAL NO. 2 (REVERSE STOCK SPLIT).
                                                     Receipt of Notice of Annual
                                                     Meeting of Shareholders and
                                                     Proxy State-
                                                     ment dated June 6, 1997, is
                                                     hereby acknowledged.

                                                     Dated............... , 1997

                                                     ...........................

                                                     ...........................

                                                     ...........................
                                                            Signature(s)

                                                     (Please sign exactly as
                                                     your name or names
                                                     appear(s) hereon,
                                                     indicating, where proper,
                                                     official position or
                                                     representative capacity.)

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                                   Proxy Card